                                                                    Exhibit 99.1


CONTACTS:

MEDIA:
R. Jeep Bryant
(412) 762-4550
corporate.communications@pncbank.com

INVESTORS:
William H. Callihan
(412) 762-8257
invrela@pncmail.com


                             PNC BANK CORP. REPORTS
                FOURTH QUARTER AND RECORD FULL YEAR 1999 EARNINGS

       PITTSBURGH, Jan. 13, 2000 - PNC Bank Corp. (NYSE: PNC) today reported fourth quarter 1999 earnings of $304 million or $1.01 per diluted share, a 9.8% increase compared with the fourth quarter of 1998. Return on average common shareholders' equity was 21.21% and return on average assets was 1.64% compared with 20.25% and 1.46%, respectively, a year ago. Cash earnings per share, which excludes goodwill amortization, were $1.09 for the fourth quarter of 1999, an increase of 11.2% compared with the fourth quarter of 1998.

         Full year 1999 earnings were $1.264 billion or $4.15 per diluted share and included one-time gains partially offset by the cost of certain strategic initiatives. Core earnings were a record $1.199 billion or $3.93 per diluted share for 1999, a 9.2% increase compared with 1998. On a core basis, return on average common shareholders' equity was 21.24% and return on average assets was 1.60% compared with 20.81% and 1.49%, respectively, in the prior year. Core cash earnings per share were $4.21 for 1999, a 10.2% increase compared with 1998.

         "Our record 1999 reinforces that our transition to a national, diversified financial services company is beginning to drive very solid performance," said Thomas H. O'Brien, PNC's chairman and chief executive officer. "The consistency and strength of our performance was driven by a diverse group of businesses, with solid and improved returns in our Regional Bank and outstanding levels of growth in our fee-based asset management and processing businesses. We will continue to focus on distinguishing PNC through strategies designed to strengthen our business mix and generate consistent top-tier returns."


                                     -more-

PNC Bank Corp. Reports Fourth Quarter and Record Full Year 1999 Earnings--Page 2

HIGHLIGHTS

o PNC met or exceeded consensus earnings estimates and continued a transition to a more valuable revenue and business mix.

o Noninterest income to total revenue increased to 55% for the fourth quarter driven by strategic acquisitions and strong growth in fee-based businesses and is expected to reach approximately 60% by the end of 2000.

o PFPC Worldwide, PNC's investment servicing subsidiary, completed the acquisition of First Data Investor Services Group ("ISG") creating one of the nation's leading full-service processors for pooled investment products.

o To provide a public currency for continued growth, BlackRock, Inc., PNC's investment management subsidiary, completed an initial public offering ("IPO") representing approximately a 15% equity interest.

o PNC implemented a number of strategic initiatives designed to improve the risk and return characteristics of its lending businesses, including the sale of the credit card business and a repositioning of the corporate, commercial real estate, mortgage warehouse and indirect auto lending portfolios.

     The following table summarizes one-time gains and the cost of certain strategic initiatives, and reconciles reported to core earnings for full year 1999:

Year ended December 31, 1999 - in millions,
except per share data                                          Pretax           After-tax          Per share
------------------------------------------------------------------------------------------------------------
Reported Earnings                                              $1,891            $1,264             $4.15
      Gain on sale of credit card business                       (193)             (125)             (.41)
      Gain on sale of equity interest in EPS                      (97)              (63)             (.21)
      BlackRock IPO gain                                          (64)              (59)             (.20)
      Branch gains                                                (27)              (17)             (.06)
      Gain on sale of Concord stock, net of PNC
         Foundation contribution                                  (11)              (16)             (.05)
      Wholesale lending repositioning                             195               126               .42
      Write-down of an equity investment                           28                18               .06
      Costs related to efficiency initiatives                      98                64               .21
      Mall ATM buyout                                              12                 7               .02
------------------------------------------------------------------------------------------------------------
Core Earnings                                                  $1,832            $1,199             $3.93
============================================================================================================



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


PNC Bank Corp. Reports Fourth Quarter and Record Full Year 1999 Earnings--Page 3

FOURTH QUARTER INCOME STATEMENT REVIEW

         Fourth quarter 1999 earnings were $304 million or $1.01 per diluted share and included an after-tax gain from the IPO of BlackRock, Inc. stock that was offset by after-tax valuation adjustments associated with a repositioning of wholesale lending businesses, the buyout of PNC's mall ATM marketing representative and the write-down of an equity investment in Friedman, Billings and Ramsey ("FBR"), with whom PNC maintains a strategic alliance to provide customers with capital markets products.

         The following table summarizes the one-time gain and the cost of certain strategic initiatives in the fourth quarter of 1999:

Three months ended December 31, 1999 -
in millions, except per share data                              Pretax          After-tax         Per share
-----------------------------------------------------------------------------------------------------------
Reported Earnings                                                $433              $304             $1.01
      BlackRock IPO gain                                          (64)              (59)             (.20)
      Wholesale lending repositioning                              53                34               .12
      Write-down of an equity investment                           28                18               .06
      Mall ATM buyout                                              12                 7               .02
-----------------------------------------------------------------------------------------------------------
Core Earnings                                                    $462              $304             $1.01
===========================================================================================================

         Taxable-equivalent net interest income was $580 million for the fourth quarter of 1999, an $85 million decrease compared with the prior-year quarter. The net interest margin was 3.54% for the fourth quarter of 1999 compared with 3.77% in the fourth quarter of 1998. These declines were primarily due to the sale of the credit card business in the first quarter of 1999.

         The provision for credit losses was $30 million in the fourth quarter of 1999 and equaled net charge-offs.

         Noninterest income was $699 million for the fourth quarter of 1999 and represented 55% of total revenue compared with 51% in the prior-year quarter. Core noninterest income increased $94 million or 15% compared with the prior-year quarter driven by strong growth in fee-based businesses.

         Asset management fees of $176 million for the fourth quarter of 1999 increased $19 million or 12%, excluding performance fees associated with BlackRock Asset Investors, a pooled investment fund that was liquidated in the third quarter of 1999, and revenue from the corporate

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


PNC Bank Corp. Reports Fourth Quarter and Record Full Year 1999 Earnings--Page 4


trust business that was sold in the fourth quarter of 1998. Assets under management increased to approximately $213 billion at December 31, 1999 compared with $174 billion at December 31, 1998. Mutual fund servicing fees were $92 million for the fourth quarter of 1999, a $44 million increase compared with the fourth quarter of 1998 due to a one-month impact of the ISG acquisition and an increase in assets serviced. At December 31, 1999, PFPC Worldwide provided custody and accounting/administration services for $388 billion and $412 billion of pooled investment assets, respectively. The comparable amounts were $315 billion and $252 billion, respectively, a year ago.

         Consumer services revenue of $115 million for the fourth quarter of 1999 was consistent with 1998 as lower credit card fees were offset by an increase in brokerage and other fees associated with the Hilliard Lyons acquisition in December 1998. Excluding valuation adjustments in the fourth quarter of 1999, corporate services revenue increased $11 million compared with the prior-year quarter due to higher capital markets and treasury management fees. The valuation adjustments related to $1.7 billion of loans and $4.0 billion of credit exposure which have been designated for exit in wholesale lending businesses. The fourth quarter actions bring the full-year impact of exit initiatives to $3.7 billion of outstandings and $10.5 billion of credit exposure.

         Net residential mortgage banking revenue of $67 million for the fourth quarter of 1999 grew $10 million or 18% compared with the prior-year quarter primarily due to growth in the servicing portfolio. At December 31, 1999, approximately $75 billion of residential mortgages were serviced compared with $62 billion a year ago. Residential mortgage originations, including both retail and correspondent activity, totaled $4 billion for the fourth quarter of 1999 compared with $7 billion in the prior-year period.

         Net securities losses for the fourth quarter were $22 million primarily due to the write-down of an equity investment in FBR.

         Other noninterest income increased $43 million compared with the fourth quarter of 1998 primarily due to higher equity management income.

         Noninterest expense of $810 million for the fourth quarter of 1999 increased 2% compared with the prior-year period primarily due to higher expense to support growth in fee-based businesses and a $12 million expense for the buyout of PNC's mall ATM marketing

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


PNC Bank Corp. Reports Fourth Quarter and Record Full Year 1999 Earnings--Page 5

representative, partially offset by the benefit of ongoing efficiency initiatives in traditional businesses.

FOURTH QUARTER BALANCE SHEET REVIEW

            Total assets were $75.4 billion at December 31, 1999 compared with $77.2 billion at December 31, 1998. Average earning assets decreased $5.1 billion to $64.8 billion for the fourth quarter of 1999 compared with the prior-year quarter. Average loans decreased $6.3 billion as a result of strategic initiatives designed to improve the risk and return characteristics of PNC's lending businesses. Excluding the impact of these initiatives, average loans grew 4% in the comparison. Loans represented 79% of average earning assets in the fourth quarter of 1999 compared with 82% a year ago. Partially offsetting the decrease in average loans was a $.9 billion increase in average securities available for sale that was attributable to securities held to hedge residential mortgage servicing rights. Average securities available for sale represented 13% and 10% of average earning assets in the fourth quarter of 1999 and 1998, respectively.

       Average deposits were $44.5 billion for the fourth quarter of 1999 compared with $46.3 billion in the fourth quarter of 1998 and represented 60% of total sources of funds in both periods. The decrease in average deposits was primarily in wholesale and retail time deposits, partially offset by a $1.9 billion increase in transaction deposits. Average borrowed funds were $20.0 billion for the fourth quarter of 1999, a $2.7 billion decrease compared with the prior-year quarter.

       Shareholders' equity totaled $5.9 billion at December 31, 1999. The leverage ratio was 6.63% and Tier I and total risk-based capital ratios are estimated to be 7.0% and 11.0%, respectively.

ASSET QUALITY REVIEW

       Overall asset quality improved during the fourth quarter of 1999. The ratio of nonperforming assets to total loans, loans held for sale and foreclosed assets was .61% at December 31, 1999 compared with .65% at September 30, 1999. Nonperforming assets declined to $338 million at year-end compared with $361 million at September 30, 1999.

                                     -more-

PNC Bank Corp. Reports Fourth Quarter and Record Full Year 1999 Earnings--Page 6

       The allowance for credit losses was $674 million and represented 1.35% of period-end loans and 225% of nonaccrual loans at December 31, 1999. The comparable amounts were 1.31% and 215%, respectively, at September 30, 1999. Net charge-offs were $30 million or .23% of average loans in the fourth quarter of 1999 compared with $29 million or .22%, respectively, in the third quarter of 1999. Net charge-offs for the year were $161 million or .30% of average loans compared with $447 million or .80%, respectively, in the prior year. The year-to-year decrease was primarily due to the sale of the credit card business in the first quarter of 1999. Excluding credit cards, net charge-offs were .20% of average loans for 1999 compared with .32% in 1998.

       PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include PNC Regional Bank, PNC Advisors, BlackRock, PFPC Worldwide, PNC Institutional Bank, PNC Secured Finance and PNC Mortgage.

         Visit PNC Bank on the World Wide Web at http://www.pncbank.com

                  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to financial performance and other financial and business matters. Forward-looking statements are typically identified by words such as "expect" or future or conditional verbs such as "will" or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and PNC Bank assumes no duty to update forward-looking statements. The following factors, among others, could cause actual results to differ materially from forward-looking statements: increased credit risk: the introduction, withdrawal, success and timing of business initiatives and strategies; the inability to realize cost savings or revenues and implement integration plans associated with acquisitions and divestitures; changes in economic conditions, interest rates, and financial and capital markets; inflation; customer borrowing, repayment, investment, and deposit practices; customer acceptance of PNC Bank products and services; the inability of PNC Bank or others to remediate year 2000 concerns; and the impact, extent, and timing of technological changes, capital management activities, actions of the Federal Reserve Board, and legislative and regulatory actions and reforms. Our SEC reports, accessible on our website, identify additional factors that can affect forward-looking statements.


                           [TABULAR MATERIAL FOLLOWS]






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


PNC BANK CORP.                                                           Page 7
Consolidated Financial Highlights


                                                                       Three months ended December 31   Year ended December 31
                                                                       ------------------------------   ----------------------
Dollars in millions, except per share data                                  1999             1998          1999        1998
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Revenue
   Net interest income (taxable-equivalent basis)                            $580             $665        $2,455      $2,599
   Noninterest income                                                         699              698         2,745       2,302
   Total revenue                                                            1,279            1,363         5,200       4,901
Net income                                                                    304              285         1,264       1,115
Per common share
   Basic earnings                                                            1.02              .93          4.19        3.64
   Diluted earnings                                                          1.01              .92          4.15        3.60
   Cash earnings *                                                           1.09              .98          4.42        3.82
   Cash dividends declared                                                    .45              .41          1.68        1.58

*Excluding amortization of goodwill

------------------------------------------------------------------------------------------------------------------------------

SELECTED RATIOS
Return on
   Average common shareholders' equity                                      21.21%           20.25%        22.41%      20.81%
   Average assets                                                            1.64             1.46          1.69        1.49
Net interest margin                                                          3.54             3.77          3.68        3.85
Noninterest income to total revenue                                         54.65            51.21         52.79       46.97
Efficiency **                                                               58.07            52.82         54.82       54.76

** Excluding amortization, distributions on capital securities and residential mortgage banking hedging activities
==============================================================================================================================


                                                           December 31    September 30      June 30       March 31    December 31
                                                               1999           1999            1999          1999          1998
---------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Assets                                                     $75,413           $73,003        $75,558       $74,868       $77,207
Earning assets                                              64,671            64,782         66,889        66,710        69,027
Loans, net of unearned income                               50,046            51,398         52,075        52,800        57,650
Securities available for sale                                7,611             8,096          8,856         9,170         7,074
Deposits                                                    46,668            45,146         47,685        45,799        47,496
Borrowed funds                                              19,347            18,898         18,464        19,935        20,946
Shareholders' equity                                         5,946             5,871          5,755         5,931         6,043
Common shareholders' equity                                  5,633             5,558          5,442         5,617         5,729
Book value per common share                                  19.23             18.90          18.40         18.78         18.86

CAPITAL RATIOS
Leverage                                                      6.63%             7.74%          7.47%         7.28%        7.28%
Common shareholders' equity to total assets                   7.47              7.61           7.20          7.50         7.42

ASSET QUALITY RATIOS
Nonperforming assets to total loans, loans held
   for sale and foreclosed assets                              .61%              .65%           .59%          .58%         .55%
Allowance for credit losses to total loans                    1.35              1.31           1.29          1.27         1.31
Allowance for credit losses to nonaccrual loans             225.42            214.65         224.33        230.93       255.25
Net charge-offs to average loans                               .23               .22            .18           .56         1.24

=================================================================================================================================


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


PNC BANK CORP.                                                           Page 8
Consolidated Statement of Income


                                                               Three months ended December 31     Year ended December 31
                                                               ------------------------------     -----------------------
In millions, except per share data                                 1999             1998            1999            1998
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                             $991           $1,166          $4,077          $4,590
Securities available for sale                                        120              101             483             425
Other                                                                104               87             361             298
-------------------------------------------------------------------------------------------------------------------------
   Total interest income                                           1,215            1,354           4,921           5,313
-------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Deposits                                                             345              376           1,369           1,471
Borrowed funds                                                       296              319           1,119           1,269
-------------------------------------------------------------------------------------------------------------------------
   Total interest expense                                            641              695           2,488           2,740
-------------------------------------------------------------------------------------------------------------------------
   Net interest income                                               574              659           2,433           2,573
Provision for credit losses                                           30              115             163             225
-------------------------------------------------------------------------------------------------------------------------
   Net interest income less provision for credit losses              544              544           2,270           2,348
-------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Asset management                                                     176              205             681             626
Mutual fund servicing                                                 92               48             251             182
Service charges on deposits                                           53               52             207             203
Consumer services                                                    115              117             455             390
Corporate services                                                    36               78             133             245
Net residential mortgage banking                                      67               57             272             212
Net securities gains (losses)                                        (22)               2              22              16
Other                                                                182              139             724             428
-------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                          699              698           2,745           2,302
-------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Staff expense                                                        397              393           1,535           1,416
Net occupancy and equipment                                          113              108             494             409
Amortization                                                          23               30              93             111
Marketing                                                             25               18              75              96
Distributions on capital securities                                   17               17              65              60
Other                                                                235              231             862             848
-------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                         810              797           3,124           2,940
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                           433              445           1,891           1,710
Income taxes                                                         129              160             627             595
-------------------------------------------------------------------------------------------------------------------------
   Net income                                                       $304             $285          $1,264          $1,115
-------------------------------------------------------------------------------------------------------------------------

Net income applicable to diluted earnings                           $299             $280          $1,246          $1,098

EARNINGS PER COMMON SHARE
Basic                                                              $1.02             $.93           $4.19           $3.64
Diluted                                                             1.01              .92            4.15            3.60
Cash                                                                1.09              .98            4.42            3.82
CASH DIVIDENDS DECLARED PER COMMON SHARE                             .45              .41            1.68            1.58

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                              293.4            301.5           296.9           300.8
Diluted                                                            296.3            304.7           300.0           305.1
=========================================================================================================================


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


PNC BANK CORP.                                                           Page 9
Details of Net Interest Income


Net Interest Income                                   Three months ended December 31     Year ended December 31
Taxable-equivalent basis                              ------------------------------     -----------------------
In millions                                                1999            1998            1999            1998
----------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                    $996          $1,171          $4,094          $4,611
   Securities available for sale                             121             102             487             430
   Other                                                     104              87             362             298
----------------------------------------------------------------------------------------------------------------
      Total interest income                                1,221           1,360           4,943           5,339
Interest expense
   Deposits                                                  345             376           1,369           1,471
   Borrowed funds                                            296             319           1,119           1,269
----------------------------------------------------------------------------------------------------------------
      Total interest expense                                 641             695           2,488           2,740
----------------------------------------------------------------------------------------------------------------
      Net interest income                                   $580            $665          $2,455          $2,599
================================================================================================================


Taxable-equivalent basis                December 31    September 30      June 30         March 31       December 31
Three months ended - in millions           1999            1999            1999            1999            1998
-------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                    $996            $989            $992          $1,117          $1,171
   Securities available for sale             121             128             131             107             102
   Other                                     104             100              86              72              87
-------------------------------------------------------------------------------------------------------------------
      Total interest income                1,221           1,217           1,209           1,296           1,360
Interest expense
   Deposits                                  345             340             333             351             376
   Borrowed funds                            296             278             264             281             319
-------------------------------------------------------------------------------------------------------------------
      Total interest expense                 641             618             597             632             695
-------------------------------------------------------------------------------------------------------------------
      Net interest income                   $580            $599            $612            $664            $665
===================================================================================================================


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


PNC BANK CORP.                                                           Page 10
Details of Net Interest Margin


Net Interest Margin                                     Three months ended December 31     Year ended December 31
                                                        ------------------------------     ----------------------
Taxable-equivalent basis                                    1999            1998            1999            1998
-----------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                 7.69%           8.06%           7.73%           8.28%
      Securities available for sale                         5.90            5.58            5.70            5.83
      Other                                                 7.51            6.70            7.09            6.82
         Total yield on earning assets                      7.45            7.70            7.42            7.92
   Rate on interest-bearing liabilities
      Deposits                                              3.80            4.03            3.73            4.13
      Borrowed funds                                        5.81            5.51            5.43            5.82
         Total rate on interest-bearing liabilities         4.52            4.59            4.34            4.77
-----------------------------------------------------------------------------------------------------------------
         Interest rate spread                               2.93            3.11            3.08            3.15
   Impact of noninterest-bearing sources                     .61             .66             .60             .70
-----------------------------------------------------------------------------------------------------------------
        Net interest margin                                 3.54%           3.77%           3.68%           3.85%
=================================================================================================================


Taxable-equivalent basis                                December 31    September 30      June 30         March 31       December 31
Three months ended                                         1999            1999            1999            1999            1998
-----------------------------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                7.69%           7.55%           7.53%           7.91%           8.06%
      Securities available for sale                        5.90            5.79            5.56            5.55            5.58
      Other                                                7.51            7.26            6.90            6.57            6.70
         Total yield on earning assets                     7.45            7.29            7.20            7.56            7.70
   Rate on interest-bearing liabilities
      Deposits                                             3.80            3.69            3.63            3.80            4.03
      Borrowed funds                                       5.81            5.40            5.08            5.21            5.51
         Total rate on interest-bearing liabilities        4.52            4.30            4.15            4.31            4.59
-----------------------------------------------------------------------------------------------------------------------------------
         Interest rate spread                              2.93            2.99            3.05            3.25            3.11
   Impact of noninterest-bearing sources                    .61             .60             .59             .61             .66
-----------------------------------------------------------------------------------------------------------------------------------
        Net interest margin                                3.54%           3.59%           3.64%           3.86%           3.77%
===================================================================================================================================


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


PNC BANK CORP.                                                           Page 11
Reconciliation of Reported to Core Noninterest Income


Reconciliation of Reported to Core Noninterest Income
                                                              Three months ended December 31
                                                              ------------------------------
Three months ended December 31 - in millions                       1999             1998            Change
----------------------------------------------------------------------------------------------------------
Reported noninterest income                                        $699             $698               $1
      Sale of credit card business                                                    21              (21)
      BlackRock IPO gain                                            (64)                              (64)
      Wholesale lending repositioning                                53                                53
      Gain on sale of corporate trust business                                       (97)              97
      Write-down of an equity-investment in FBR                      28                                28
----------------------------------------------------------------------------------------------------------
Core noninterest income                                            $716             $622              $94
==========================================================================================================


                                                                 Year ended December 31
                                                                 -----------------------
Year ended December 31 - in millions                              1999             1998            Change
---------------------------------------------------------------------------------------------------------
Reported noninterest income                                      $2,745           $2,302            $443
      Sale of credit card business                                 (193)              21            (214)
      Gain on sale of equity interest in EPS                        (97)                             (97)
      BlackRock IPO gain                                            (64)                             (64)
      Branch gains                                                  (27)             (86)             59
      Gain on sale of Concord EFS, Inc. stock                       (41)                             (41)
      Wholesale lending repositioning                               195                              195
      Write-down of an equity investment in FBR                      28                               28
      Gain on sale of corporate trust business                                       (97)             97
      Valuation adjustments on certain
           market sensitive asset positions                                           30             (30)
---------------------------------------------------------------------------------------------------------
Core noninterest income                                          $2,546           $2,170            $376
=========================================================================================================


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


PNC BANK CORP.                                                           Page 12
Details of Noninterest Income


Details of Noninterest Income
                                                 Three months ended December 31     Year ended December 31
                                                 ------------------------------     -----------------------
In millions                                           1999           1998            1999             1998
-----------------------------------------------------------------------------------------------------------
Asset management                                      $176           $205             $681            $626
Mutual fund servicing                                   92             48              251             182
Service charges on deposits                             53             52              207             203
Consumer services
   Credit card                                           3             36               35             129
   Brokerage                                            58             34              219              91
   Insurance                                            10              9               36              33
   Other                                                44             38              165             137
-----------------------------------------------------------------------------------------------------------
      Total consumer services                          115            117              455             390
Corporate services
   Capital markets                                      27             16               72              52
   Net commercial mortgage banking                      16             22               61              26
   Other                                                (7)            40                              167
-----------------------------------------------------------------------------------------------------------
      Total corporate services                          36             78              133             245
 Net residential mortgage banking
   Mortgage servicing                                   81             54              288             167
   Origination and securitization                       27             56              172             190
   MSR amortization, net of servicing hedge            (41)           (53)            (188)           (145)
-----------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking            67             57              272             212
Net securities gains (losses)                          (22)             2               22              16
Other                                                  182            139              724             428
-----------------------------------------------------------------------------------------------------------
   Total noninterest income                           $699           $698           $2,745          $2,302
===========================================================================================================


                                                   December 31    September 30    June 30        March 31     December 31
Three months ended - in millions                       1999           1999          1999           1999           1998
-------------------------------------------------------------------------------------------------------------------------
Asset management                                      $176            $175          $169           $161           $205
Mutual fund servicing                                   92              55            53             51             48
Service charges on deposits                             53              53            51             50             52
Consumer services
   Credit card                                           3               3             2             27             36
   Brokerage                                            58              52            53             56             34
   Insurance                                            10               8             9              9              9
   Other                                                44              42            41             38             38
-------------------------------------------------------------------------------------------------------------------------
      Total consumer services                          115             105           105            130            117
Corporate services
   Capital markets                                      27              14            15             16             16
   Net commercial mortgage banking                      16              12            23             10             22
   Other                                                (7)             50            46            (89)            40
-------------------------------------------------------------------------------------------------------------------------
      Total corporate services                          36              76            84            (63)            78
 Net residential mortgage banking
   Mortgage servicing                                   81              77            70             60             54
   Origination and securitization                       27              31            56             58             56
   MSR amortization, net of servicing hedge            (41)            (33)          (56)           (58)           (53)
-------------------------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking            67              75            70             60             57
Net securities gains (losses)                          (22)              2            42                             2
Other                                                  182             110            90            342            139
-------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                           $699            $651          $664           $731           $698
=========================================================================================================================


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


PNC BANK CORP.                                                           Page 13
Details of Noninterest Expense


Details of Noninterest Expense
                                                                    Three months ended December 31    Year ended December 31
                                                                    ------------------------------    ----------------------
In millions                                                               1999          1998            1999           1998
----------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                           $352          $353          $1,339         $1,220
   Employee benefits                                                        45            40             196            196
----------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                                  397           393           1,535          1,416
Net occupancy and equipment
   Net occupancy                                                            58            52             249            204
   Equipment                                                                55            56             245            205
----------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                                    113           108             494            409
Amortization
   Goodwill                                                                 23            19              81             68
   Other                                                                                  11              12             43
----------------------------------------------------------------------------------------------------------------------------
      Total amortization                                                    23            30              93            111
Marketing                                                                   25            18              75             96
Distributions on capital securities                                         17            17              65             60
Other                                                                      235           231             862            848
----------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                              $810          $797          $3,124         $2,940
============================================================================================================================


                                                         December 31    September 30    June 30        March 31    December 31
Three months ended - in millions                             1999           1999          1999            1999         1998
------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                              $352           $317          $319            $351         $353
   Employee benefits                                           45             45            45              61           40
------------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                     397            362           364             412          393
Net occupancy and equipment
   Net occupancy                                               58             52            52              87           52
   Equipment                                                   55             51            51              88           56
------------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                       113            103           103             175          108
Amortization
   Goodwill                                                    23             19            20              19           19
   Other                                                                       2             1               9           11
------------------------------------------------------------------------------------------------------------------------------
      Total amortization                                       23             21            21              28           30
Marketing                                                      25             18            17              15           18
Distributions on capital securities                            17             16            16              16           17
Other                                                         235            204           246             177          231
------------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                 $810           $724          $767            $823         $797
==============================================================================================================================


                                     -more-

PNC BANK CORP.                                                           Page 14
Consolidated Balance Sheet


                                                                         December 31       December 31
In millions, except par value                                                1999              1998
------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                     $3,097            $2,534
Short-term investments                                                       1,148             1,014
Loans held for sale                                                          5,798             3,226
Securities available for sale                                                7,611             7,074
Loans, net of unearned income of $732 and $554                              50,046            57,650
   Allowance for credit losses                                                (674)             (753)
------------------------------------------------------------------------------------------------------
   Net loans                                                                49,372            56,897
Goodwill and other amortizable assets                                        4,123             2,548
Other                                                                        4,264             3,914
------------------------------------------------------------------------------------------------------
   Total assets                                                            $75,413           $77,207
======================================================================================================

LIABILITIES
Deposits
   Noninterest-bearing                                                      $8,441            $9,943
   Interest-bearing                                                         38,227            37,553
------------------------------------------------------------------------------------------------------
      Total deposits                                                        46,668            47,496
Borrowed funds
   Federal funds purchased                                                   1,281               390
   Repurchase agreements                                                     1,122             1,669
   Bank notes and senior debt                                                6,975            10,384
   Other borrowed funds                                                      7,642             6,722
   Subordinated debt                                                         2,327             1,781
------------------------------------------------------------------------------------------------------
      Total borrowed funds                                                  19,347            20,946
Other                                                                        2,604             1,874
------------------------------------------------------------------------------------------------------
   Total liabilities                                                        68,619            70,316
------------------------------------------------------------------------------------------------------

Mandatorily redeemable capital securities of subsidiary trusts                 848               848

SHAREHOLDERS' EQUITY
Preferred stock                                                                  7                 7
Common stock - $5 par value
   Authorized 450 shares
   Issued 353 shares                                                         1,764             1,764
Capital surplus                                                              1,274             1,250
Retained earnings                                                            6,006             5,262
Deferred benefit expense                                                       (17)              (36)
Accumulated other comprehensive loss                                          (265)              (43)
Common stock held in treasury at cost: 60 and 49 shares                     (2,823)           (2,161)
------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                5,946             6,043
------------------------------------------------------------------------------------------------------
   Total liabilities, capital securities and shareholders' equity          $75,413           $77,207
======================================================================================================


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


PNC BANK CORP.                                                           Page 15
Consolidated Average Balance Sheet Data


                                                                        Three months ended December 31     Year ended December 31
                                                                        ------------------------------    ------------------------
In millions                                                                  1999            1998            1999           1998
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                            $8,211          $7,323          $8,554          $7,374
   Loans, net of unearned income
      Consumer                                                               9,421          11,075          10,314          11,073
      Credit card                                                                            3,570             672           3,849
      Residential mortgage                                                  12,667          12,193          12,451          12,496
      Commercial                                                            22,318          24,593          23,084          22,773
      Commercial real estate                                                 3,265           3,442           3,362           3,279
      Other                                                                  3,399           2,493           3,096           2,223
----------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                                   51,070          57,366          52,979          55,693
   Loans held for sale                                                       4,427           4,295           3,986           3,371
   Other                                                                     1,132             881           1,117           1,001
----------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                                         64,840          69,865          66,636          67,439
Noninterest-earning assets                                                   8,708           7,512           8,184           7,187
----------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                         $73,548         $77,377         $74,820         $74,626
==================================================================================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits
      Demand                                                                $5,852          $5,044          $5,574          $4,831
      Savings                                                                2,212           2,551           2,390           2,620
      Money market                                                          12,374          10,931          12,123           9,989
      Retail time                                                           14,007          15,080          14,220          15,420
      Wholesale time                                                         1,597           3,442           2,387           2,721
----------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                                       36,042          37,048          36,694          35,581
   Borrowed funds                                                           20,029          22,723          20,594          21,809
----------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                                    56,071          59,771          57,288          57,390
Noninterest-bearing deposits                                                 8,413           9,202           8,610           9,315
Other                                                                        2,312           1,756           2,204           1,578
----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                     66,796          70,729          68,102          68,283

Mandatorily redeemable capital securities of subsidiary trusts                 848             848             848             762

SHAREHOLDERS' EQUITY                                                         5,904           5,800           5,870           5,581
----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and shareholders' equity       $73,548         $77,377         $74,820         $74,626
==================================================================================================================================
COMMON SHAREHOLDERS' EQUITY                                                 $5,591          $5,486          $5,556          $5,267
==================================================================================================================================


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


PNC BANK CORP.                                                           Page 16
Consolidated Average Balance Sheet Data


                                                     December 31    September 30      June 30         March 31      December 31
Three months ended - in millions                         1999           1999            1999            1999            1998
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                        $8,211          $8,803          $9,437          $7,755          $7,323
   Loans, net of unearned income
      Consumer                                           9,421          10,171          10,729          10,955          11,075
      Credit card                                                                                        2,724           3,570
      Residential mortgage                              12,667          12,451          12,496          12,184          12,193
      Commercial                                        22,318          22,631          22,846          24,574          24,593
      Commercial real estate                             3,265           3,389           3,396           3,398           3,442
      Other                                              3,399           3,104           3,012           2,860           2,493
-------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income               51,070          51,746          52,479          56,695          57,366
   Loans held for sale                                   4,427           4,385           3,727           3,383           4,295
   Other                                                 1,132           1,102           1,236           1,005             881
-------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                     64,840          66,036          66,879          68,838          69,865
Noninterest-earning assets                               8,708           7,727           8,181           8,120           7,512
-------------------------------------------------------------------------------------------------------------------------------
      Total assets                                     $73,548         $73,763         $75,060         $76,958         $77,377
===============================================================================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits
      Demand                                            $5,852          $5,673          $5,484          $5,280          $5,044
      Savings                                            2,212           2,345           2,472           2,535           2,551
      Money market                                      12,374          12,361          12,202          11,545          10,931
      Retail time                                       14,007          14,114          14,114          14,651          15,080
      Wholesale time                                     1,597           2,088           2,514           3,370           3,442
-------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                   36,042          36,581          36,786          37,381          37,048
   Borrowed funds                                       20,029          20,242          20,544          21,584          22,723
-------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                56,071          56,823          57,330          58,965          59,771
Noninterest-bearing deposits                             8,413           8,318           8,684           9,035           9,202
Other                                                    2,312           2,042           2,325           2,135           1,756
-------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                 66,796          67,183          68,339          70,135          70,729

Mandatorily redeemable capital securities of
          subsidiary trusts                                848             848             848             848             848

SHAREHOLDERS' EQUITY                                     5,904           5,732           5,873           5,975           5,800
-------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and
          shareholders' equity                         $73,548         $73,763         $75,060         $76,958         $77,377
===============================================================================================================================
COMMON SHAREHOLDERS' EQUITY                             $5,591          $5,419          $5,559          $5,661          $5,486
===============================================================================================================================


LOAN PORTFOLIO
                                                     December 31    September 30      June 30         March 31      December 31
Period ended - in millions                               1999           1999            1999            1999            1998
-------------------------------------------------------------------------------------------------------------------------------
Consumer                                                $9,357          $9,522         $10,206         $10,893         $10,980
Credit card                                                                                                              2,958
Residential mortgage                                    12,869          12,567          12,657          12,579          12,265
Commercial                                              21,468          22,659          22,731          23,082          25,182
Commercial real estate                                   2,730           3,369           3,468           3,417           3,449
Other                                                    4,354           3,882           3,541           3,360           3,370
-------------------------------------------------------------------------------------------------------------------------------
   Total loans                                          50,778          51,999          52,603          53,331          58,204
   Unearned income                                        (732)           (601)           (528)           (531)           (554)
-------------------------------------------------------------------------------------------------------------------------------
   Total loans, net of unearned income                 $50,046         $51,398         $52,075         $52,800         $57,650
===============================================================================================================================


                                     -more-

PNC BANK CORP.                                                           Page 17
Asset Quality Data


ALLOWANCE FOR CREDIT LOSSES       Year ended December 31                           Three months ended
                                  ----------------------   ----------------------------------------------------------------
                                                           December 31    September 30   June 30     March 31   December 31
In millions                         1999          1998         1999           1999         1999         1999        1998
---------------------------------------------------------------------------------------------------------------------------
Beginning balance                   $753          $972         $674           $673         $672         $753        $816
Charge-offs
   Consumer                          (63)          (83)         (14)           (15)         (16)         (18)        (21)
   Credit card                       (60)         (297)                                                  (60)        (77)
   Residential mortgage               (8)           (7)          (1)            (1)          (2)          (4)         (1)
   Commercial                        (72)         (122)         (24)           (18)         (18)         (12)       (101)
   Commercial real estate             (4)           (8)                         (3)                       (1)         (1)
   Other                              (9)           (7)          (4)            (2)          (1)          (2)         (2)
---------------------------------------------------------------------------------------------------------------------------
      Total charge-offs             (216)         (524)         (43)           (39)         (37)         (97)       (203)
Recoveries
   Consumer                           25            34            5              6            7            7           8
   Credit card                         2            17                                                     2           5
   Residential mortgage                1             1                                                     1
   Commercial                         22            20            5              4            6            7           8
   Commercial real estate              4             3            3                                        1           1
   Other                               1             2                                                     1           1
---------------------------------------------------------------------------------------------------------------------------
      Total recoveries                55            77           13             10           13           19          23
Net charge-offs
   Consumer                          (38)          (49)          (9)            (9)          (9)         (11)        (13)
   Credit card                       (58)         (280)                                                  (58)        (72)
   Residential mortgage               (7)           (6)          (1)            (1)          (2)          (3)         (1)
   Commercial                        (50)         (102)         (19)           (14)         (12)          (5)        (93)
   Commercial real estate                           (5)           3             (3)
   Other                              (8)           (5)          (4)            (2)          (1)          (1)         (1)
---------------------------------------------------------------------------------------------------------------------------
      Total net charge-offs         (161)         (447)         (30)           (29)         (24)         (78)       (180)
Provision for credit losses          163           225           30             30           25           78         115
(Divestitures) acquisitions          (81)            3                                                   (81)          2
---------------------------------------------------------------------------------------------------------------------------
   Ending balance                   $674          $753         $674           $674         $673         $672        $753
===========================================================================================================================


NONPERFORMING ASSETS
                                                           December 31    September 30   June 30     March 31   December 31
Period ended - in millions                                     1999           1999         1999        1999        1998
---------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                  $220           $222         $197        $184        $188
   Commercial real estate                                        21             32           42          45          50
   Residential mortgage                                          56             57           57          58          51
   Consumer                                                       2              3            4           4           6
---------------------------------------------------------------------------------------------------------------------------
      Total nonaccrual loans                                    299            314          300         291         295
Foreclosed and other assets
   Commercial real estate                                         5             10           12          13          15
   Residential mortgage                                          12             14           12          15          17
   Other                                                         22             23            9           9           5
---------------------------------------------------------------------------------------------------------------------------
      Total foreclosed and other assets                          39             47           33          37          37
---------------------------------------------------------------------------------------------------------------------------
      Total nonperforming assets                               $338           $361         $333        $328        $332
===========================================================================================================================

Other assets that meet the definition of nonperforming loans include $13 million of equity management loans at December 31, 1999.